Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 1st day of July, 2010, by and between Citizens Community Federal (the "Bank"), a Wisconsin company and Edward H. Schaefer (the "Executive").

      WHEREAS, the Executive is currently serving as the Chief Executive Officer (CEO) and

      WHEREAS, the Board of Directors of the Bank desires to employ the Executive as  the President and Chief Executive Officer of the Bank and to enter into an agreement embodying the terms of such employment (this “Agreement”) and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a “Party” and together the “Parties”) agree as follows:

1.   Definitions.

(a)     "Date of Termination" means the date upon which the Executive ceases to serve as an Executive of the Bank.

(b)     "Termination for Cause" and "Terminated for Cause" mean a termination of the Executive’s employment by the Company due to the Executive’s  (i) engagement in dishonesty or illegal conduct detrimental to the business of the Company or any of its affiliates; (ii) willful and failure to professionally perform Executive’s duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice of such failure, or (iii) conviction of, or plea of nolo contendre to, any felony or a crime involving deceit, fraud, or embezzlement.  Termination pursuant to this paragraph shall be effective upon written notice to the Executive, except that for a termination pursuant to subparagraph (iv) substantial failure to meet objective goals of the annual business plan(v) herein, Executive must be given 90 days written notice of the specific reasons supporting the Company’s position and an opportunity to cure the alleged failure to perform.

(c)     “Termination for Good Reason” means the Executive’s termination of his employment within 90 days following:

(1)	a reduction in Executive’s Compensation as provided under Section 4,

(2)	a material reduction in Executive’s position, duties and responsibilities as President and Chief Executive Officer,

(3)	the relocation of Executive’s principal place of employment to a location more than 50 miles from the location at which Executive performed his principal duties on the date immediately prior to such relocation,

(4)	a failure by the Company to pay any amounts due and owing to Executive within 10 days following written notice from Executive of such failure to pay, or

(5)	any other material breach of the Company’s obligations to Executive hereunder that significantly affects the compensation or benefits payable to the Executive or materially impairs the Executive’s ability to perform the duties and responsibilities of his position. Notwithstanding the foregoing, a termination shall not be treated as a Termination for Good Reason (i) if Executive has consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason or (ii) unless Executive has delivered a written notice to the Board within 60 days of having actual knowledge of the occurrence of one of such events stating his intention to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event shall not have been cured within 30 days of the receipt of such notice.

(d)     “Termination Without Cause” means any termination of Executive’s employment by the Company other than:

(1)	a Termination due to Disability or

(2)	a Termination for Cause. Subject to the Company’s obligations to make the payments, if any, required pursuant to Section 7, nothing in this Agreement shall be construed to limit the right of the Company to terminate Executive’s employment at any time for any reason or without reason.

(e)     “Termination by Executive”, for any reason.

2.    Term. The term of this Agreement shall be until December 31, 2012, subject to earlier termination as provided herein.

3.    Employment. The Executive is employed as President and Chief Executive Officer of the Bank. As such, the Executive shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Bank as the Board of Directors may prescribe from time to time, and specified in the By-Laws. Executive shall devote his full business time and attention to his employment under this Agreement.

4.    Compensation.

(a)      Salary. The Bank agrees to pay the Executive during the term of this Agreement the salary established by the Board of Directors for his current role. The Executive's salary shall be payable in regular increments in accordance with the Bank's payroll practices and subject to customary withholding. The amount of the Executive's salary shall be reviewed annually by the Board of Directors during the term of this Agreement.

(b)     Discretionary Bonuses. The Executive shall be entitled to participate in an equitable manner with all other executive officers of the Bank in discretionary bonuses as authorized and declared by the Board of Directors to its executives. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such bonuses when and as declared by the Board of Directors.

(c)     Stock Options.  The Executive shall be eligible to receive grants of performance-based stock options and restricted shares at the discretion of the Board of Directors.

(d)     Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Bank, provided that the Executive accounts for such expenses as required under such policies and procedures.

5.    Benefits.

(a)     Participation in Retirement and Executive Benefit Plans. The Executive shall be entitled to participate in all plans relating to pension, profit-sharing, group life insurance, medical and dental coverage, education, and other retirement or Executive benefits in which the Bank's full time Executives generally participate.

(b)     Business Education and Coaching. The Executive shall be entitled to receive reimbursement of expenses related to business education and executive coaching up to a maximum amount of $10,000 each year during the Agreement term.  Eligible expenses include all reasonable fees related to attending professional seminars, peer group affiliations and meetings, and executive coaching, with the prior approval of the Head of the Audit Committee and Chairman of the Board.

6.    Vacations. The Executive shall be entitled to at least 25 days of annual paid vacation, to be taken in accordance with the policies established by the Bank's Board of Directors.

7.    Termination of Employment.

(a)     Termination Without Cause, Termination for Good Reason. In the event of the Executive’s Termination Without Cause or Termination for Good Reason, (1) the Bank shall pay to the Executive during the remaining term of this Agreement the Executive's salary at the annual rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Executive if he had continued to be employed under this Agreement, and (2) the Bank shall continue to provide to the Executive during the remaining term of this Agreement the same group health benefits and other group insurance and group retirement benefits as he would have received if he had continued to be employed under this Agreement, to the extent that the Bank can do so under the terms of applicable plans as are maintained by the Bank for the benefit of its executive officers from time to time during the remaining term of this Agreement.

(b)     Termination for Cause. In the event of Termination for Cause, the Bank shall pay the Executive the Executive's salary through the Date of Termination, and the Bank shall have no further obligation to the Executive under this Agreement.

(c)     Death; Disability. In the event of the death of the Executive while employed under this Agreement and prior to any termination of employment, the Executive's estate, or such person as the Executive may have previously designated in writing, shall be entitled to receive from the Bank the salary of the Executive through the last day of the calendar month in which the Executive died. If the Executive becomes disabled as defined in the Bank's then current disability plan, if any, or if the Executive is otherwise unable to serve as President and Chief Executive Officer, the Bank shall be entitled to terminate this Agreement except for its obligation to provide disability insurance under Section 5(a) during the portion of the term of this Agreement that would remain but for such termination, the Executive shall be entitled to receive benefits at least equivalent to those under the group and other disability income benefits of the type, if any, then provided by the Bank for executive officers generally.

(d)     Termination by Executive. By virtue of this agreement, the Bank intends and expects the executive to perform his duties professionally and in good faith to the best of his ability for the term of this agreement. Premature termination of this agreement by Executive will at the Bank’s discretion make him liable for specific performance of the contract  and or costs related to hiring a suitable replacement.

8.    Non-Disclosure of Confidential Information. During the term of this Agreement and thereafter, the Executive shall not disclose confidential information of the Bank to anyone except as permitted by the Bank or under compulsion of law.

9.    No Mitigation. The Executive shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise.

10.   Attorneys Fees. In the event the Bank exercises its right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 17 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank has failed to make timely payment of any amounts owed to the Executive under this Agreement, the Executive shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Executive is otherwise entitled under this Agreement.

11.  No Assignments.

(a)     This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Executive to compensation from the Bank in the same amount and on the same terms as the compensation pursuant to Section 7(a) hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

(b)     This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or if there is no such designee, to the Executive's estate.

12.   Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Bank, or, if to the Executive, to such home or other address as the Executive has most recently provided in writing to the Bank.

13.   Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

14.   Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

15.   Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

16.   Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin, and venue for any action concerning this Agreement or any dispute arising under or in connection with this Agreement shall be in Eau Claire County, Wisconsin.

17.   Arbitration. Except with respect to a breach of alleged or threatened breach of Section 8 of this Agreement by the Executive, any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date set forth above.

Dated this 1st day of July, 2010	CITIZENS COMMUNITY BANCORP, INC. /s/ David B. Westrate By: David B. Westrate Its: Chairman of Compensation Committee
Dated this 1st day of July, 2010	EXECUTIVE /s/ Edward H. Schaefer Edward H. Schaefer